 Exhibit 99.1

EQUITRANS MIDSTREAM PROVIDES RAGER MOUNTAIN STORAGE FACILITY UPDATE

Root Cause Investigation and Analysis Complete

Canonsburg, PA (August 24, 2023) – Equitrans Midstream Corporation (NYSE: ETRN), today, submitted information to the Pipeline and Hazardous Materials Safety Administration (PHMSA) regarding the root cause investigation and analysis related to the Rager Mountain Storage facility incident that occurred in November 2022. The comprehensive root cause analysis (RCA) was initiated promptly following resolution of the natural gas storage well venting incident and was conducted by an independent, third-party company with expertise in reservoir management and well and corrosion engineering. Additionally, the RCA activities were coordinated with PHMSA and the Pennsylvania Department of Environmental Protection (PADEP).

The third-party RCA team consisted of subject matter experts in several disciplines, including metallurgy, failure analysis, well construction and reservoirs, well logging, chemistry, and microbiology. The RCA was conducted using a systematic, evidence-based approach consisting of three phases: 1) analysis of Equitrans’ Storage Integrity Management Plan (SIMP) and related processes; 2) data collection and analysis of physical evidence; and 3) use of the Apollo RCA method that integrated previous well logging data, drilling analysis, well deliverability and kill attempts, failure analysis, metallurgical observations, microbiological assessments, and reviews of Equitrans’ internal standards/procedures and regulatory guidelines.

RCA Summary of Findings:

The direct cause of the venting from Rager well #2244 was due to water- and oxygen-induced corrosion on the outside diameter of the top joint of the well and the infiltration of organic/inorganic matter into the annulus, which resulted in a failure of the well casing. The primary root causes for this failure were identified as follows:

•	Magnetic wireline testing is the industry-standard used to identify potential corrosion on storage wells, and, in 2016, Equitrans’ contractor performed wireline testing of all wells at Rager Mountain. The contractor processed the 2016 logging data using the algorithm technology available at the time, and the wireline report received by Equitrans for well #2244 identified limited corrosion levels, which did not require remedial action. Following the venting incident in 2022, the previous logging data for well #2244 was reprocessed using a recently available and updated algorithm technology, which revealed more extensive corrosion at the top of the well, confirming that the previous 2016 report was inaccurate.
•	The top joint corrosion could have potentially been mitigated by injecting corrosion inhibiting gel into the annular space between the inner and outer casings of well #2244.
•	Given the location of well #2244 and its vent, Equitrans’ practice of keeping the annulus vent open to allow for the safe venting of gas permitted water, air, and solids to enter the annular space, which may have contributed to the potential exacerbation of corrosion.

Based on results of an inventory verification test conducted after the venting incident was resolved, Equitrans’ initial gas loss estimate for well #2244 was approximately 1.29 Bcf. Following completion of the RCA, the cumulative gas loss was determined to be approximately 1.164 Bcf. Due to the restriction of the annulus valve, the RCA indicates approximately 1.037 Bcf of the total cumulative gas loss was vented to the atmosphere and roughly 0.127 Bcf was diverted to and contained within formation(s) located at approximately 1,800’ and/or 3,000’ below ground.

Equitrans’ Mitigation Activities:

Equitrans worked with various third-party experts to confirm that all causes and/or contributors to the November 2022 incident were identified and addressed. The damaged casing on well #2244 has been replaced, and the well remains temporarily plugged. It has not yet been determined whether the well will be permanently plugged or returned to service.

Additionally, several other Rager wells have undergone top joint casing replacements to proactively address less-aggressive corrosion that was identified. Equitrans has also performed supplemental evaluation and testing, including updated wireline logging, on all other wells at the Rager Mountain facility, which is expected to allow the field to return to service, subject to PHMSA authorization.

Existing wireline reports for more than 180 wells at Equitrans’ other storage fields have been reprocessed using the updated algorithm technology. Additionally, Equitrans has accelerated its overall wireline program and is expected to complete updated logging of approximately 100 wells in 2023. Furthermore, Equitrans is modifying its gelling requirements to provide inhibitor protection to wells that may be at risk of corrosion due to the presence of water or oxygen. Finally, as a means of additional future risk mitigation, Equitrans is completing a comprehensive review of its SIMP and related practices.

To address potential concerns related to the roughly 0.127 Bcf of migrated gas, Equitrans completed extensive field and laboratory soil and water well testing, which confirmed that no gas migrated to nearby residential areas.

With roughly 300 storage wells located across 18 storage fields, Equitrans remains focused on the timely completion of the work identified during the post-incident investigation as necessary and/or beneficial for the safe and environmentally responsible operation of its Rager Mountain facility and other storage fields. Equitrans continues to coordinate with PHMSA and other regulators in connection with their ongoing investigations of the incident.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located infrastructure assets in the Marcellus and Utica regions, Equitrans has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 140-year history in the energy industry, Equitrans was launched as a standalone company in 2018 with a vision to be the premier midstream services provider in North America. While working to meet America’s growing need for clean-burning energy, Equitrans is proud of its environmental, social, and governance (ESG) practices, striving every day to preserve and protect the environment, provide an engaging workplace for its employees, support and enrich its local communities, and to deliver sustained value for customers and shareholders. Visit www.equitransmidstream.com; and to learn more about our ESG practices visit Equitrans Sustainability Reporting.

Analyst inquiries:

Nate Tetlow – Vice President, Corporate Development and Investor Relations

412-553-5834

ntetlow@equitransmidstream.com

Media inquiries:

Natalie Cox – Vice President, Communications and Corporate Affairs

412-395-3941

ncox@equitransmidstream.com

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN, the Rager Mountain Storage field incident and related matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Statements that do not relate strictly to historical or current facts are forward-looking. Words such as “focused,” “goal,” “guidance,” “scheduled,” “could,” “will,” “may,” “assume,” “aspire,” “design,” “forecast,” “position,” “pursue,” “predict,” “strategy,” “expect,” “intend,” “plan,” “aim,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” “seek,” “strive,” “view,” “continue,” “would,” “approximate,” “opportunity,” “objective,” or “outlook” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN’s control. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include the potential to maintain well 2244 as permanently plugged or return it to service; expectations as to returning other wells to service; PHMSA’s ongoing investigation, including the potential conclusion thereof or authorization from PHMSA to recommence injection operations; expectations with respect to ETRN’s overall wireline program, including the number of wells to be logged in 2023; the effectiveness of the wireline program, as well as the modified gelling requirements, the SIMP and related practices, and the cross-functional team and ongoing other efforts, in mitigating future risk; the effect and outcome of Rager-related investigations and proceedings, including potential penalties and fines; benefits potentially to be derived from ongoing analyses and other efforts in respect of operating, and ETRN’s ultimate ability to operate, the Rager Mountain facility and other storage fields in a safe and environmentally responsible manner; and the ultimate financial, business, reputational and/or operational impacts resulting, directly or indirectly, from the Rager Mountain incident. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on management’s current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial, construction and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under Part I, “Item 1A. Risk Factors” in ETRN’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the SEC), as updated by any risk factors disclosed under Part II, “Item 1A. Risk Factors,” of ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023 filed with the SEC, ETRN’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023 filed with the SEC and ETRN’s subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Source: Equitrans Midstream Corporation

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